SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


FORM 8K
CURRENT REPORT


Date of Report (Date of earliest event reported)
OCTOBER 31, 2002


MAMMOTH MINING COMPANY
(Exact name of registrant as specified in its charter)


NEVADA                             001-01767                    87-0150860
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(State or other jurisdiction       (Commission                  (IRS Employer
of incorporation)                  File Number)           Identification No.)


44 West Broadway, Suite 704S, Salt Lake City UT 84101
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(Address of principal executive offices)


Registrant's telephone number, including area code
801-364-0676
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N/A
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(Former name or former address, if changed since last report)








ITEM 5.	OTHER EVENTS

MANAGEMENT RE-FOCUSES BUSINESS PLAN ON MINERALS EXPLORATION
AND MINE DEVELOPMENT
	Mammoth Mining Company ("Mammoth," or the "Company") is a development stage company whose primary assets consist of real property rights: (1) It privately owns, in fee-simple, 385 acres of land encompassing the surface and mineral rights of 56 patented mining claims in the Tintic mining district of the state of Utah, Juab and Utah counties, near the town of Eureka; (2) In addition,
Mammoth owns water rights on the 385 acres of patented mining claims; (3) The
Company also owns in fee simple mineral rights (including oil & gas) to real property that covers 10,852 acres in the Tintic Valley west and southwest of
Eureka.
	Mammoth's business strategy for fiscal years 2001 and 2002 focused on its property rights, but diversified its plan of operations into three somewhat distinct activities: (a) continuing its long-term interest in mineral exploration; (b) real estate development of its surface and water rights; and
(c) oil & gas exploration and production ventures (see Form 10SB Registration
Statement, as amended, filed February 14, 2002.
       However, management has reconsidered that three-prong diversification in light of current economic trends and the significant increases in the prices of gold and silver. The Company's directors have determined that it is in
Mammoth's best interest for fiscal year 2003 to return the Company to its traditional business of mineral exploration and underground mining. This is the historic and prospective profitability of Mammoth's property rights and coincides with management's expertise.
       The Company's Board of Directors has met and ratified management's decision of October 3, 2002, that for the next 12 months and the foreseeable future, the Company will discontinue all real estate development plans, suspend all plans regarding oil & gas, and focus exclusively on minerals exploration and mine development on Company-owned properties.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.	NONE.

     The Company undertakes to comply with the requirements of Item 303(a)(1) of Regulation SB with regard to disclosing the Company's plan of operation for the next 12 months, with a summary of the exploration it intends to perform for the term of the plan.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAMMOTH MINING COMPANY

Date: October 31, 2002		By:    /s/
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       SPENST HANSEN, Its President